UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2016

LRI Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173579	20-5894571
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Armory Drive, Suite 300

Nashville, Tennessee 37204

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(615) 885-9056

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 30, 2016, LRI Holdings, Inc. (“Holdings”), Logan’s Roadhouse, Inc. (the “Company”), Logan’s Roadhouse of Texas, Inc. (“Logan’s Texas”) and Logan’s Roadhouse of Kansas, Inc. (“Logan’s Kansas” and, collectively with Holdings, the Company and Logan’s Texas, the “Company Parties”) entered into agreements with each of the Forbearing Parties (as defined below) to extend the forbearance period under the previously announced Forbearance Agreements (as defined below) until the earlier to occur of (i) 5:00 p.m. prevailing Eastern Time on August 15, 2016 and (ii) certain other specified events under the terms of the Forbearance Agreements, as applicable. The Company Parties are currently engaged in discussions with the Forbearing Parties regarding strategic alternatives to reduce the Company Parties’ indebtedness and improve liquidity.

On June 30, 2016, the Company Parties entered into Amendment No. 8 and Forbearance Agreement (the “Credit Agreement Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders party thereto, to the Credit Agreement, dated as of October 4, 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among the Company, Holdings, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A. and Credit Suisse AG, Cayman Islands Branch, as co-documentation agents, Credit Suisse AG, Cayman Islands Branch, as syndication agent, and the Administrative Agent. The Credit Agreement Amendment is effective as of June 30, 2016 and amends the definitions related to the interest rate, amends the reporting covenants, amends the minimum EBITDA covenant and the minimum liquidity covenant and supersedes the existing Forbearance Agreement with the Forbearing Lenders (as defined below) and extends the forbearance period thereunder (as described above).

As previously announced, on May 13, 2016, the Company Parties entered into forbearance agreements (the “Forbearance Agreements”) with (i) the holders of 100% of the Series 2015-1 Senior Secured Notes due 2017, the Additional Series 2015-1 Senior Secured Notes due 2017 and the Series 2015-2 Senior Secured Notes due 2017 (collectively, the “Forbearing Series 2015 Noteholders”) issued pursuant to the Indenture, dated as of October 15, 2015, with Wells Fargo Bank, National Association, as trustee and collateral agent; (ii) the holders of approximately 73% of the 10.75% Senior Secured Notes due 2017 (the “Forbearing 10.75% Noteholders” and, together with the Forbearing Series 2015 Noteholders, the “Forbearing Noteholders”) pursuant to the Indenture, dated as of October 4, 2010, with Wells Fargo Bank, National Association, as trustee and collateral agent; and (iii) the Administrative Agent and each of the lenders (the “Forbearing Lenders” and, together with the Forbearing Noteholders and the Administrative Agent, the “Forbearing Parties”) party to the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2016	LRI Holdings, Inc.

	By:	/s/ Samuel N. Borgese

Samuel N. Borgese
President and Chief Executive Officer
(Duly Authorized Officer)

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